  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 1996
                                                     REGISTRATION NO. 333-03739
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                               AMENDMENT NO. 4
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                             OMNIPOINT CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       2000 NORTH 14TH STREET, SUITE 550
                              ARLINGTON, VA 22201
                                (703) 522-7778
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

        DELAWARE                     4812                   04-2969720
    (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
    JURISDICTION OF       CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)
    INCORPORATION OR
     ORGANIZATION)

                                ---------------
                               DOUGLAS G. SMITH
                             OMNIPOINT CORPORATION
                       2000 NORTH 14TH STREET, SUITE 550
                              ARLINGTON, VA 22201
                                (703) 522-7778
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:
   EDWIN M. MARTIN, JR., ESQUIRE            SEAN P. GRIFFITHS, ESQUIRE
       PIPER & MARBURY L.L.P.               GIBSON, DUNN & CRUTCHER LLP
       1200 19TH STREET N.W.                      200 PARK AVENUE
        WASHINGTON, DC 20036                    NEW YORK, NY 10166
           (202) 861-3900                         (212) 351-4000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                           PROPOSED        PROPOSED
 TITLE OF EACH CLASS OF                    MAXIMUM          MAXIMUM
    SECURITIES TO BE      AMOUNT TO BE  OFFERING PRICE     AGGREGATE        AMOUNT OF
       REGISTERED        REGISTERED(1)   PER SHARE(2)  OFFERING PRICE(2) REGISTRATION FEE
- -----------------------------------------------------------------------------------------
Shares of Common Stock,    8,050,000
 par value $.01........      shares         $27.25       $219,362,500         $0(3)

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(1) Includes 1,050,000 shares which the Underwriters have the options to purchase to cover over-allotments, if any.
(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act.
(3) A registration fee of $75,642 was previously paid in connection with the initial filing of the Registration Statement.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, County of Arlington, Commonwealth of Virginia, on the 27th day of June, 1996.

                                          OMNIPOINT CORPORATION


                                          By: /s/ Douglas G. Smith
                                              ---------------------------------
                                              Douglas G. Smith
                                              President and Chief Executive
                                              Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Douglas G. Smith         President, Chief Executive      June 27, 1996
- ------------------------------------  Officer, Chairman of the
          Douglas G. Smith            Board and Director
                                      (Principal Executive
                                      Officer)


                 *                   Executive Vice President and    June 27, 1996
- ------------------------------------  Director, President of
         George F. Schmitt            Omnipoint Communications
                                      Inc.


       /s/ Bradley E. Sparks         Chief Financial Officer         June 27, 1996
- ------------------------------------  (Principal Financial and
         Bradley E. Sparks            Accounting Officer)


                 *                   Director and Vice Chairman      June 27, 1996
- ------------------------------------  of the Board
           James J. Ross

                 *                   Director                        June 27, 1996
- ------------------------------------
          Evelyn Goldfine

                 *                   Director                        June 27, 1996
- ------------------------------------
         Richard L. Fields

                 *                   Director                        June 27, 1996
- ------------------------------------
          Paul J. Finnegan

                 *                   Director                        June 27, 1996
- ------------------------------------
        James N. Perry, Jr.

                 *                   Director                        June 27, 1996
- ------------------------------------
            Arjun Gupta

     */s/ Edwin M. Martin, Jr.
- ------------------------------------
        Edwin M. Martin, Jr.
          Attorney-in-Fact

                                 EXHIBIT INDEX

  EXHIBIT
    NO.                              DESCRIPTION                           PAGE
  -------                            -----------                           ----
     1.1    Form of Underwriting Agreement.
     3.1**  Amended and Restated Certificate of Incorporation of the
             Registrant.
     3.2*   Amended and Restated Bylaws of the Registrant.
     4.1*   Specimen stock certificate for shares of Common Stock of the
             Registrant.
     4.2    See Exhibit 3.1.
     5.1    Opinion of Piper & Marbury L.L.P. regarding legality of
             securities being registered.
    10.1*   Registrant's Amended and Restated 1990 Stock Option Plan.
    10.2*   Form of Incentive Stock Option Agreement under Registrant's
             1990 Stock Option Plan.
    10.3*   Form of Stock Option Agreement under Registrant's 1990 Stock
             Option Plan for non-qualified options.
    10.4*   Form of Stock Option Agreement outside scope of Registrant's
             1990 Stock Option Plan for non-qualified options.
    10.5*   Warrant Certificate, dated August 2, 1991, by and between
             the Registrant and Allen & Company Incorporated.
    10.6*   Warrant Certificate, dated August 2, 1991, by and between
             the Registrant and Allen & Company Incorporated.
    10.7*   Letter agreement, dated June 29, 1995, by and between the
             Registrant and Allen & Company Incorporated (relating to
             Exhibit 10.6).
    10.8*   Common Stock Purchase Warrant issued March 10, 1995, granted to Madison Dearborn Capital Partners, L.P.
    10.9*   Common Stock Purchase Warrant issued March 10, 1995, granted to Madison Dearborn Capital Partners, L.P.
    10.10*  Proprietary Information, Development and Non-Compete
             Agreement, dated December 6, 1990, by and between the
             Registrant and Douglas G. Smith.
    10.11*  Employment Agreement, effective October 1, 1995, by and between the Registrant, Omnipoint Communications Inc. and
             George F. Schmitt.
    10.12*  Promissory Note, dated October 1, 1995, by George F.
             Schmitt.
    10.13*  Stock Restriction Agreement, dated October 1, 1995, by and between the Registrant and George F. Schmitt.
    10.14*  Employment Agreement, dated April 17, 1995, by and between the Registrant and Bradley E. Sparks.
    10.15*  Promissory Note, dated April 17, 1995, by Bradley E. Sparks.
    10.16*  Stock Restriction Agreement, dated April 17, 1995, by and between the Registrant and Bradley E. Sparks.
    10.17*  Employment Agreement, dated December 5, 1994, by and between the Registrant and Randall Meals.
    10.18*  Promissory Note, dated December 5, 1994, by Randall Meals.
    10.19*  Promissory Note, dated September 19, 1995, by Randall Meals.
    10.20*  Stock Restriction Agreement, dated December 5, 1995, by and between the Registrant and Randall Meals.
    10.21*  Employment Agreement, dated June 21, 1994, by and between
             Omnipoint Communications Inc. and Harry Plonskier.
    10.22*  Stock Restriction Agreement, dated July 5, 1994, by and between the Registrant and Harry Plonskier.
    10.23*  Employment Agreement, dated June 16, 1991, by and between the Registrant and Evelyn Goldfine.
    10.24*  Employment Agreement, dated April 15, 1994, by and between the Registrant and Robert Dixon.
    10.25   [Intentionally left blank]
    10.26*  Form of Employment Agreement by and between the Registrant and its employees.
    10.27*  Form of Non-Disclosure Agreement.

  EXHIBIT
    NO.                              DESCRIPTION                           PAGE
  -------                            -----------                           ----
    10.28*  Form of Stock Restriction Agreement by and between the
            Registrant and certain stockholders.
    10.29*  Series A Convertible Preferred Stock Purchase Agreement,
            dated August 2, 1991, by and between the Registrant and
            Allen & Company Incorporated.
    10.30*  Series B Convertible Preferred Stock Purchase Agreement,
            dated August 9, 1993, by and among the Registrant and
            Madison Dearborn Capital Partners, L.P.
    10.31*  Amendment No. 1 to Series B Convertible Preferred Stock
            Purchase Agreement, dated June 29, 1995, by and between the
            Registrant and Madison Dearborn Capital Partners, L.P.
    10.32*  Series C Convertible Preferred Stock Purchase Agreement,
            dated June 29, 1995, by and among the Registrant and the
            other parties named therein.
    10.33*  Stock Purchase Agreement, dated January 29, 1994, by and between the Registrant and Ameritech Development
            Corporation.
    10.34*  Stock Purchase Agreement, dated June 29, 1994, by and between the Registrant and Associated PCN Company.
    10.35*  Common Stock Purchase Agreement, dated June 1, 1994, by and between the Registrant and the parties named therein.
    10.36*  Amended and Restated Registration Rights Agreement, dated
            June 29, 1995, by and among the Registrant and the parties named therein.
    10.37*  First Amended and Restated Voting Agreement, dated June 29,
            1995, by and among the Registrant and the other parties
            named therein.
    10.38*  OEM Supply Agreement for Omnipoint PCS (Personal
            Communication Systems) Products, dated September 22, 1994, by and between the Registrant and Northern Telecom Inc.
    10.39*  Letter agreement dated December 9, 1994, by and between the
            Registrant and Northern Telecom Inc. (relating to Exhibit
            10.38).
    10.40*  Manufacturing License and Escrow Agreement for Personal
            Communication Service Products, dated February 28, 1995, by and between the Registrant and Northern Telecom Inc.
    10.41*  Collaborative Development Agreement, dated March 1, 1995, by and between the Registrant and Northern Telecom Inc.
    10.42*  Reciprocal OEM Agreement Memorandum of Understanding, dated
            March 30, 1995, by and between the Registrant and Northern
            Telecom Inc.
    10.43*  Supply Agreement, dated September 22, 1994, by and between
            Omnipoint Communications Inc. and Northern Telecom Inc.
    10.44*  Amendment No. 1 to Supply Agreement, dated July 21, 1995, by and between Omnipoint Communications Inc. and Northern
            Telecom Inc.
    10.45*  Loan Agreement, dated as of July 21, 1995, by and between
            Omnipoint Communications Inc. and Northern Telecom Inc.
    10.46   [Intentionally left blank]
    10.47*  Engineering Services Agreement, dated as of August 31, 1995, by and between the Registrant and JRC International Inc.
    10.48*  Memorandum of Understanding, dated April 21, 1995, by and between the Registrant and Pacific Bell Mobile Services.
    10.49*  Office Sublease Agreement by and between the Registrant and
            United Technologies Microelectronics Center, Inc.,
            commencing August 1, 1994 or upon earlier occupation by the
            Registrant.
    10.50*  Amendment to Office Sublease Agreement, signed August 17,
            1994, by and between the Registrant and United Technologies
            Microelectronics Center, Inc.
    10.51*  Office Building Lease for Courthouse Plaza Office Building,
            dated January 18, 1994, by and between the Registrant and
            Eastrich No. 130 Corporation.
    10.52*  First Lease Amendment, dated January 20, 1995, by and between the Registrant and Eastrich No. 130 Corporation.
    10.53*  Pioneer's Preference License granted by the FCC to Omnipoint
             Communications Inc. on December 14, 1994.

  EXHIBIT
    NO.                              DESCRIPTION                           PAGE
  -------                            -----------                           ----
 10.54*     Note and Warrant Purchase Agreement dated November 22, 1995, between the Registrant and the purchasers named therein.
 10.55*     Senior Note Due 2000 issued by the Registrant on November
             22, 1995 to the holder identified therein.
 10.56*     Senior Note Due 2000 issued by the Registrant on November
             22, 1995 to the holder identified therein.
 10.57*     Common Stock Warrant issued by the Registrant on November
             22, 1995 to the holder identified therein.
 10.58*     Common Stock Warrant issued by the Registrant on November
             22, 1995 to the holder identified therein.
 10.59*+    Credit Agreement, dated as of November 21, 1995, by and
             among OPCS Corp., Omnipoint PCS Entrepreneurs, Inc. and
             Bank of America National Trust and Savings Association.
 10.60*+    Memorandum of Understanding, dated November 22, 1995, by and between the Registrant and Ericsson Inc.
 10.60.1*   Letter Agreement, dated January 24, 1996, by and between the
             Registrant and between Ericsson Inc.
 10.61*+    Convertible Subordinated Note and Warrant Purchase
             Agreement, dated December 12, 1995, by and between the
             Registrant and Hansol Paper Co., Ltd.
 10.62*     Convertible Subordinated Note and Warrant Purchase
             Agreement, dated as of November 29, 1995, by and among the
             Registrant and the entities identified therein.
 10.63*     Letter of Intent, dated October 26, 1995, by and between the
             Registrant and BellSouth Personal Communications, Inc.
 10.64*     Waiver of Registration Rights and Confirmation of 180-Day
             Lockup, dated as of October 31, 1995, by and between the
             Registrant and Ameritech Development Corporation.
 10.65*     Registration Rights Agreement dated as of April 26, 1994, by and among the Registrant and the parties thereto.
 10.66*     Contract for Sale of Real Estate, dated August 30, 1995, by and between F&R Bari Realty, Ltd., Inc. and Omnipoint
             Communications Inc.
 10.67*     Lease Agreement, dated October 15, 1995, by and between the
             Registrant and Baetis Properties, Inc.
 10.68***++ Acquisition Agreement for Ericsson CMS 40 Personal
             Communications Systems (PCS) Infrastructure Equipment,
             dated as of April 16, 1996, by and between Ericsson Inc.
             and Omnipoint Communications Inc.
 10.69***++ Acquisition Supply and License Agreement for Omnipoint
             Personal Communications Systems (PCS) Infrastructure
             Products, dated as of April 16, 1996, by and between
             Ericsson, Inc. and the Registrant.
 10.70***++ Agreement for Purchase and Sale of Ericsson Inc. Masko
             Terminal Units, dated as of April 16, 1996, by and between
             Ericsson, Inc. and Omnipoint Communications Inc.
 10.71***++ Memorandum of Understanding, dated April 2, 1996, by and between Orbitel Mobile Communications Inc. and the
             Registrant.
 10.72      Letter of Intent, dated November 20, 1995, by and between
             the Registrant and Western Wireless Corporation.
 10.73      Letter of Intent, dated February 26, 1996, by and between
             Omnipoint Communications Inc. and American Portable
             Telecom, Inc.
 10.74      Letter of Intent, dated March 22, 1996, by and between the
             Omnipoint Communications Inc. and American Personal
             Communications.
 10.75      Letter of Intent, dated May 13, 1996, by and between the
             Registrant and InterCel, Inc.
 10.76      License Agreement, dated March 22, 1996, by and between the
             Registrant and Bender & Company, Inc.
 10.77      Second License Agreement, dated April 17, 1996, by and
             between Registrant and Bender & Company, Inc.

  EXHIBIT
    NO.                              DESCRIPTION                           PAGE
  -------                            -----------                           ----
 10.78      Lease Agreement, dated March 1, 1996, by and between Omniset
             Corporation and Roots Stone Limited Partnership.
 11.1       Statement of computation of loss per share.
 22.1*      Subsidiaries of the Registrant.
 24.1       Consent of Coopers & Lybrand L.L.P.
 24.2       Consent of Piper & Marbury L.L.P. (to be included as part of
             Exhibit 5.1 hereto).
 25.1       Power of Attorney (included in signature pages).
 27  @      Financial Data Schedule

- --------
   @ Filed herewith.
    * Incorporated herein by reference from the Company's Registration Statement on Form S-1, No. 33-98360.
   ** Incorporated herein by reference from Company's Annual Report on Form
      10-K for the fiscal year ended December 31, 1995.
  *** Incorporated by reference from the Company's Current Report on Form 8-
      K, filed May 3, 1996.
    + Portions of this Exhibit were omitted and filed separately with the Secretary of the Commission pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 406 of the Act, which application was granted by the Commission.
   ++ Portions of this Exhibit were omitted and filed separately with the Secretary of the Commission pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 24b-2 under the Exchange Act of 1934, filed May 3, 1996.